Exhibit 99.1

            Golden West Financial Reports Record Earnings,
                   Loan Originations, and Deposits


    OAKLAND, Calif.--(BUSINESS WIRE)--Oct. 21, 2004--Golden West Financial Corporation (NYSE:GDW), parent of World Savings Bank, announced record diluted earnings per share of $2.09 in the third quarter, up 14% from the $1.83 reported during the same period in 2003. Per share profits for the first nine months of 2004 reached $6.07, a 16% increase from the $5.25 posted in the first three quarters of 2003.
    The Company also announced all-time high loan originations of $14.1 billion in the third quarter, up 39% from the $10.1 billion reported one year earlier. For the first nine months of 2004, new mortgage volume totaled $35.9 billion, a 43% increase from the $25.1 billion recorded in the first three quarters of 2003.
    Golden West's savings operations also turned in a record performance. Deposit balances grew $3.1 billion in the third quarter, a 74% jump from the $1.8 billion of net inflows experienced one year earlier. For the first nine months of 2004, retail savings rose $4.9 billion, similar to the $5.1 billion increase in the first three quarters of 2003.
    In other news, the Company reached a milestone in terms of size in the third quarter. As of September 30th, total assets exceeded $100 billion for the first time in Golden West's history.
    Starting with a discussion of the Company's rapid loan growth, Herbert Sandler, Chairman of the Board and Chief Executive Officer, said, "During the first nine months of 2004, the interest rates on our primary product, the adjustable rate mortgage, or ARM, have remained low and stable, while the cost of the borrowers' other alternative, a fixed-rate loan, has been more volatile. Our lending team has taken advantage of this opportunity to produce a record volume of new loans." Sandler added, "The substantial increase in our mortgage originations so far this year is noteworthy, because it contrasts with overall nationwide lending activity, which has declined from the record setting levels experienced in 2003."
    Continuing, Sandler remarked, "The Company's mortgage portfolio, which is our primary earning asset, has increased dramatically this year." Golden West's loan balances grew $7.5 billion, or at a 34% annualized rate, in the third quarter, and have increased $18.3 billion, or at a 31% annualized rate, during the first nine months of the year. Sandler added, "This sizable growth is important because the larger the Company's mortgage portfolio, the greater our ability to generate profits."
    Wrapping up his comments on the Company's lending results, Sandler stated, "In the third quarter, 99% of Golden West's new originations consisted of monthly adjustable rate loans, up from 93% a year ago. This is significant, because ARMs are responsive to changes in interest rates, which helps limit the Company's earnings exposure when interest rates rise."
    Discussing other factors related to the Company's profits, Sandler pointed out, "Some of the benefit we enjoyed from the increased size of our loan portfolio was offset by a decline in our primary spread, which is the difference between what we earn on our loans and other assets and what we pay for savings and borrowings." In the third quarter, Golden West's spread averaged 2.70%, down from 2.93% one year earlier. Sandler explained, "Market interest rates have been moving up since early in the second quarter. As a result, our primary spread has declined somewhat because our liabilities, which are made up of deposits and borrowings, tend to respond to interest rate movements a bit faster than our adjustable rate mortgage portfolio. Some compression of our profit margin is normal in a rising interest rate environment."
    Covering a final earnings related subject, Sandler commented on the Company's general and administrative expenses (G&A). He noted, "Total G&A was up 16% from the third quarter of last year. As you would expect, a large portion of this spending increase supported our record loan volume. We also continued to invest in people and technology to ensure we have the resources to take advantage of future growth opportunities." He added, "Despite the rise in expenses, our G&A ratio improved significantly from the third quarter of last year because of the Company's strong asset growth." Golden West's ratio of G&A to average assets was .87% in the third quarter of 2004, compared to .98% one year earlier.
    Switching to the topic of credit risk, Sandler explained, "One way we measure the success of our risk management is the ratio of nonperforming assets and troubled debt restructured to total assets." At September 30, 2004, Golden West's ratio was .36%, down from just ..56% one year earlier. "As our percentage indicates, the Company's history of impressive loan quality continued in the third quarter."
    Moving to a discussion of Golden West's savings activity, Sandler stated, "In the third quarter the Company posted record deposit growth. Customers responded enthusiastically to our promoted products and rates, as they continued to search for predictable, secure investments. As a result, our savings balances grew $3.1 billion, easily surpassing our prior all-time high for a quarter of $2.5 billion, set in the third quarter of 2002."
    Finally, the Company reported that for the third consecutive quarter World Savings Bank, Golden West's primary operating subsidiary, brought to market $1.0 billion of long-term senior debt. Sandler observed, "Continuing to issue these borrowings provides an additional source of funds to support the rapid growth of our loan portfolio."
    Headquartered in Oakland, California, Golden West is one of the nation's largest financial institutions with assets over $100 billion as of September 30, 2004. The Company has one of the most extensive thrift branch systems in the country, with 276 savings branches in 10 states and lending operations in 38 states. Golden West's stock is listed on the New York Stock and Pacific Exchanges under the ticker symbol GDW. Options on the Company's stock are traded on the Chicago Board Options Exchange and the Pacific Exchange.
    Golden West investor information is available at www.gdw.com. Information about the Company's home loans and savings and checking accounts can be found at www.worldsavings.com and about its proprietary no-load mutual funds and annuities at www.atlasfunds.com.

    Information in this Press Release may contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Golden West's control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are competitive practices in the financial services industries; operational and systems risks; general economic and capital market conditions, including fluctuations in interest rates; economic conditions in certain geographic areas; and the impact of current and future laws, governmental regulations, and accounting and other rulings and guidelines affecting the financial services industry in general and Golden West's operations in particular. In addition, actual results may differ materially from the results discussed in any forward-looking statements.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF NET EARNINGS
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)


                      Three Months Ended         Nine Months Ended
                         September 30              September 30
                   ------------------------- -------------------------
                      2004         2003         2004         2003
                   ------------ ------------ ------------ ------------
Interest Income
 Interest on loans  $1,025,021     $795,003   $2,835,482   $2,350,687
 Interest on
  mortgage-backed
  securities            28,843       60,246      104,578      207,100
 Interest and
  dividends on
  investments           19,066       21,637       50,359       67,856
                   ------------ ------------ ------------ ------------
                     1,072,930      876,886    2,990,419    2,625,643
Interest Expense
 Interest on
  deposits             243,669      232,789      679,023      719,019
 Interest on
  advances             123,565       63,181      279,547      202,837
 Interest on
  repurchase
  agreements            13,767        1,878       29,407        3,160
 Interest on other
  borrowings            26,800       25,708       75,373       76,935
                   ------------ ------------ ------------ ------------
                       407,801      323,556    1,063,350    1,001,951
                   ------------ ------------ ------------ ------------
Net Interest Income    665,129      553,330    1,927,069    1,623,692
Provision for loan
 losses                    197        2,082          830       10,062
                   ------------ ------------ ------------ ------------
Net Interest Income
 after Provision
 for Loan Losses       664,932      551,248    1,926,239    1,613,630
Noninterest Income
 Fees                   53,292       45,692      150,601      122,123
 Gain on the sale
  of securities,
  MBS and loans          1,901       25,972       11,154       62,487
 Change in fair
  value of
  derivatives                0        2,993        1,141        8,639
 Other                  16,412       16,083       49,663       47,483
                   ------------ ------------ ------------ ------------
                        71,605       90,740      212,559      240,732
Noninterest Expense
 General and
  administrative:
  Personnel            135,808      115,499      404,111      331,183
  Occupancy             21,640       19,286       62,778       56,763
  Technology and
   tele-
   communications       18,768       18,600       59,070       59,559
  Deposit insurance      1,743        1,732        5,303        5,005
  Advertising            7,979        5,240       18,458       16,531
  Other                 24,522       20,696       67,787       58,902
                   ------------ ------------ ------------ ------------
                       210,460      181,053      617,507      527,943

Earnings before
 Taxes on Income       526,077      460,935    1,521,291    1,326,419
Taxes on Income        201,299      178,029      580,071      510,975
                   ------------ ------------ ------------ ------------
Net Earnings          $324,778     $282,906     $941,220     $815,444
                   ============ ============ ============ ============


Basic Earnings
 Per Share               $2.12        $1.86        $6.17        $5.34
                   ============ ============ ============ ============
Diluted Earnings
 Per Share               $2.09        $1.83        $6.07        $5.25
                   ============ ============ ============ ============

Average common
 shares
 outstanding       152,853,203  152,180,798  152,593,907  152,699,508
Average diluted
 common shares
 outstanding       155,286,689  154,810,821  155,017,202  155,179,200

Ratios: (a)
 Net earnings /
  average
  stockholders'
  equity                 19.31%       20.48%       19.57%       20.43%
 Net earnings /
  average assets          1.34%        1.53%        1.39%        1.52%
 Net interest
  margin (b)              2.78%        3.07%        2.88%        3.11%
 General and
  administrative
  expense / average
  assets                   .87%         .98%         .91%         .98%
 Efficiency
  ratio(c)               28.57%       28.11%       28.86%       28.32%


(a) Ratios are annualized by multiplying the quarterly computation by four and the nine month computation by one and one-third. Averages are computed by adding the beginning balances and each monthend balance during the quarter and nine month period and dividing by four and ten, respectively.
(b) Net interest margin is net interest income divided by average earning assets.
(c) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.



          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)


                               Sep. 30       Jun. 30       Mar. 31
                                2004          2004          2004
                            ------------- ------------- --------------
ASSETS
 Cash                           $283,776      $296,330       $248,710
 Securities available for
  sale at fair value             919,647     1,539,885      1,123,463

 Purchased mortgage-backed
  securities
  available for sale at fair
   value                          15,915        18,401         19,895
 Purchased mortgage-backed
  securities
  held to maturity at cost       395,887       411,881        437,580
 Mortgage-backed securities
  with recourse held to
  maturity at
   cost (a)                    1,889,322     2,083,852      2,342,210
 Loans held for sale              55,899       107,692        157,666
 Loans held in portfolio
  less allowance for loan
  losses (a)                  94,259,118    86,471,707     80,121,686
                            ------------- ------------- --------------
  Total Loans Receivable and
   Mortgage-Backed
   Securities                 96,616,141    89,093,533     83,079,037
 Interest earned but
  uncollected                    233,257       203,145        191,475
 Investment in capital stock
  of Federal Home Loan Banks
  at cost which approximates
  fair value                   1,484,560     1,318,642      1,203,589
 Foreclosed real estate            8,815         9,885         13,348
 Premises and equipment, net     378,769       376,501        367,579
 Other assets                    322,662       320,381        377,570
                            ------------- ------------- --------------
                            $100,247,627   $93,158,302    $86,604,771
                            ============= ============= ==============

LIABILITIES and
STOCKHOLDERS' EQUITY
 Deposits                    $51,666,515   $48,611,353    $47,383,623
 Advances from Federal Home
  Loan Banks                  32,017,135    28,712,498     24,805,930
 Securities sold under
  agreements to repurchase     3,650,179     3,470,761      2,672,049
 Federal funds purchased               0             0              0
 Bank notes                      869,154     1,786,668      2,504,917
 Senior debt                   3,997,707     2,989,726      1,989,944
 Subordinated notes                    0             0              0
 Taxes on income                 611,997       587,357        627,431
 Other liabilities               544,153       434,178        377,018
 Stockholders' equity          6,890,787     6,565,761      6,243,859
                            ------------- ------------- --------------
                            $100,247,627   $93,158,302    $86,604,771
                            ============= ============= ==============

Book value per common share       $45.02        $42.98         $40.95
Common shares outstanding    153,051,389   152,749,211    152,492,139



                                             Dec. 31       Sep. 30
                                              2003          2003
                                          ------------- --------------
ASSETS
 Cash                                         $260,823       $219,000
 Securities available for sale at fair
  value                                      1,879,443        950,329

 Purchased mortgage-backed securities
  available for sale at fair value              22,071         24,824
 Purchased mortgage-backed securities
  held to maturity at cost                     433,319        425,741
 Mortgage-backed securities with recourse
  held to maturity at
   cost (a)                                  3,650,048      4,078,140
 Loans held for sale                           124,917        324,297
 Loans held in portfolio less allowance
  for loan losses (a)                       74,080,661     68,096,299
                                          ------------- --------------
  Total Loans Receivable and Mortgage-
   Backed Securities                        78,311,016     72,949,301
 Interest earned but uncollected               183,761        179,091
 Investment in capital stock of Federal
  Home Loan Banks at cost which
  approximates fair value                    1,152,339      1,142,582
 Foreclosed real estate                         13,904         16,838
 Premises and equipment, net                   360,327        355,955
 Other assets                                  388,277        344,744
                                          ------------- --------------
                                           $82,549,890    $76,157,840
                                          ============= ==============

LIABILITIES and
STOCKHOLDERS' EQUITY
 Deposits                                  $46,726,965    $46,145,048
 Advances from Federal Home Loan Banks      22,000,234     19,689,871
 Securities sold under agreements to
  repurchase                                 3,021,385        721,639
 Federal funds purchased                             0        300,000
 Bank notes                                  3,015,854      1,489,946
 Senior debt                                   991,257        990,862
 Subordinated notes                                  0        200,000
 Taxes on income                               561,406        580,969
 Other liabilities                             285,521        404,258
 Stockholders' equity                        5,947,268      5,635,247
                                          ------------- --------------
                                           $82,549,890    $76,157,840
                                          ============= ==============

Book value per common share                     $39.10         $37.10
Common shares outstanding                  152,119,108    151,900,958



(a) During the first quarter of 2004, the Company desecuritized $1 billion of Mortgage-backed securities with recourse held to maturity and the underlying loans were transferred to the loan portfolio.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)



                                        For the Quarter Ended
                                --------------------------------------
                                  Sep. 30      Jun. 30      Mar. 31
                                   2004         2004         2004
                                ------------ ------------ ------------

Net interest income                $665,129     $642,686     $619,254
Provision for loan losses               197          392          241
Noninterest income                   71,605       81,147       59,807
Noninterest expense                 210,460      207,533      199,514
                                ------------ ------------ ------------
Earnings before taxes on income     526,077      515,908      479,306
Taxes on income (a)                 201,299      199,190      179,582
                                ------------ ------------ ------------
Net earnings                       $324,778     $316,718     $299,724
                                ============ ============ ============

Basic EPS                             $2.12        $2.07        $1.97
Diluted EPS                           $2.09        $2.04        $1.93

Average common shares
 outstanding                    152,853,203  152,652,032  152,273,637
Average diluted common shares
 outstanding                    155,286,689  155,213,548  155,040,581

Number of shares repurchased and
 retired                                  0            0            0
Cost of shares repurchased               $0           $0           $0
Remaining number of shares
 authorized for repurchase        9,328,179    9,328,179    9,328,179

Ratios: (b)
  Net earnings / average
   stockholders' equity (ROE)         19.31%       19.79%       19.65%
  Net earnings / average assets
   (ROA)                               1.34%        1.41%        1.42%
  Net interest margin (c)              2.78%        2.91%        2.99%
  General and administrative
   expense / average assets             .87%         .93%         .95%
  Efficiency ratio (d)                28.57%       28.67%       29.38%

Loan loss reserve                  $290,079     $289,996     $289,351
Net loan chargeoffs (recoveries)       $114        $(253)        $827

Stockholders' equity / total
 assets                                6.87%        7.05%        7.21%

Total deposit net activity       $3,055,162   $1,227,730     $656,658



                                               For the Quarter Ended
                                             -------------------------
                                               Dec. 31      Sep. 30
                                                2003         2003
                                             ------------ ------------

Net interest income                             $584,692     $553,330
Provision for loan losses                          1,802        2,082
Noninterest income                                72,598       90,740
Noninterest expense                              192,572      181,053
                                             ------------ ------------
Earnings before taxes on income                  462,916      460,935
Taxes on income (a)                              172,261      178,029
                                             ------------ ------------
Net earnings                                    $290,655     $282,906
                                             ============ ============

Basic EPS                                          $1.91        $1.86
Diluted EPS                                        $1.88        $1.83

Average common shares outstanding            152,001,578  152,180,798
Average diluted common shares outstanding    154,830,609  154,810,821

Number of shares repurchased and retired               0      630,000
Cost of shares repurchased                            $0      $53,407
Remaining number of shares authorized for
 repurchase                                    9,328,179    9,328,179

Ratios: (b)
  Net earnings / average stockholders' equity
   (ROE)                                           20.09%       20.48%
  Net earnings / average assets (ROA)               1.47%        1.53%
  Net interest margin (c)                           3.01%        3.07%
  General and administrative expense /
   average assets                                    .97%         .98%
  Efficiency ratio (d)                             29.30%       28.11%

Loan loss reserve                               $289,937     $288,949
Net loan chargeoffs (recoveries)                    $814       $1,001

Stockholders' equity / total assets                 7.20%        7.40%

Total deposit net activity                      $581,917   $1,759,331



(a) The Company's effective tax rate may fluctuate from quarter to quarter due to various state tax matters, particularly changes in the volume of business activity in the various states in which the Company operates.
(b) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.
(c) Net interest margin is net interest income divided by average earning assets.
(d) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                         OTHER FINANCIAL DATA
                              (Unaudited)
                        (Dollars in thousands)


                                        For the Quarter Ended
                               ---------------------------------------
                                 Sep. 30      Jun. 30       Mar. 31
                                  2004         2004          2004
                               ------------ ------------ -------------
AVERAGE BALANCES  (a)
 Cash and investments           $1,680,206   $1,650,596    $1,641,994
 Loans receivable and mortgage-
  backed securities             92,976,928   85,818,380    80,498,053
 Investment in capital stock of
  Federal Home Loan Banks        1,413,980    1,245,010     1,165,153
 Deposits                       50,229,774   47,798,007    47,029,050
 Advances from Federal Home
  Loan Banks                    30,684,256   26,735,540    23,231,041
 Securities sold under
  agreements to repurchase       3,590,338    3,021,646     2,558,780
 Other borrowings                4,604,075    4,654,051     4,351,662
 Stockholders' equity            6,729,240    6,401,862     6,100,369

Total Average Assets            96,997,990   89,649,483    84,252,424
Average Earning Assets          95,778,195   88,389,797    82,963,346
Average Interest-Bearing
 Liabilities                    89,108,443   82,209,244    77,170,533


LOAN BALANCE AND ACTIVITY
 Loans receivable and mortgage-
  backed securities            $96,616,141  $89,093,533   $83,079,037
 Adjustable rate loans
  receivable and
  mortgage-backed securities    93,426,505   85,731,774    79,889,765

 New real estate loans
  originated                   $14,071,739  $12,439,588    $9,393,862
 New adjustable rate mortgages
  as a percentage of new real
  estate loans originated               99%          99%           98%
 New refinanced mortgages as a
  percentage of new real estate
  loans originated                      69%          71%           72%


LOANS SOLD AND SERVICED DATA
 Loan sales                        $99,405     $224,874      $131,589
 Loans serviced for others       4,812,072    5,095,475     5,438,165
 Balance of capitalized
  mortgage servicing rights       63,763(b)      76,217        82,503


NONPERFORMING ASSETS
 Loans and MBS 90 days or more
  past due                        $346,585     $368,502      $399,904
 Foreclosed real estate              8,815        9,885        13,348
                               ------------ ------------ -------------
  Total nonperforming assets      $355,400     $378,387      $413,252
                               ============ ============ =============


Ratio of nonperforming assets
 (NPAs) to total assets                .35%         .41%          .48%
Ratio of troubled debt
 restructured (TDRs) to total
 assets                                .00%         .00%          .01%
Ratio of NPAs and TDRs to total
 assets                                .36%         .41%          .48%


SPREAD DATA
 Yield on loan portfolio              4.59%        4.50%         4.58%
 Yield on interest-earning
  investments                         1.90%        1.35%         1.05%
 Yield on interest-earning
  assets                              4.57%        4.46%         4.55%

 Cost of deposits                     1.97%        1.88%         1.85%
 Cost of borrowings                   1.87%        1.43%         1.32%
 Cost of funds                        1.93%        1.69%         1.63%

Yield on interest-earning
 assets less cost of funds
 (Primary Spread) at quarterend       2.64%        2.77%         2.92%

Average Primary Spread for the
 quarter                              2.70%        2.86%         2.90%



                                               For the Quarter Ended
                                             -------------------------
                                               Dec. 31      Sep. 30
                                                2003         2003
                                             ------------ ------------
AVERAGE BALANCES  (a)
 Cash and investments                         $1,409,734   $1,275,081
 Loans receivable and mortgage-backed
  securities                                  75,544,443   70,888,271
 Investment in capital stock of Federal Home
  Loan Banks                                   1,146,948    1,137,138
 Deposits                                     46,448,866   45,314,936
 Advances from Federal Home Loan Banks        20,642,344   19,417,796
 Securities sold under agreements to
  repurchase                                   1,921,788      522,116
 Other borrowings                              3,219,452    2,399,344
 Stockholders' equity                          5,787,207    5,525,243

Total Average Assets                          79,029,081   74,194,553
Average Earning Assets                        77,773,138   72,951,855
Average Interest-Bearing Liabilities          72,232,450   67,654,192


LOAN BALANCE AND ACTIVITY
 Loans receivable and mortgage-backed
  securities                                 $78,311,016  $72,949,301
 Adjustable rate loans receivable and
  mortgage-backed securities                  75,238,723   69,528,396

 New real estate loans originated            $10,905,670  $10,092,199
 New adjustable rate mortgages as a
  percentage of new real estate
  loans originated                                    98%          93%
 New refinanced mortgages as a percentage of
  new real estate loans originated                    70%          70%


LOANS SOLD AND SERVICED DATA
 Loan sales                                     $401,091   $1,117,899
 Loans serviced for others                     5,764,986    5,886,668
 Balance of capitalized mortgage servicing
  rights                                          88,967       92,098


NONPERFORMING ASSETS
 Loans and MBS 90 days or more past due         $410,064     $409,001
 Foreclosed real estate                           13,904       16,838
                                             ------------ ------------
  Total nonperforming assets                    $423,968     $425,839
                                             ============ ============


Ratio of nonperforming assets (NPAs) to total
 assets                                              .51%         .56%
Ratio of troubled debt restructured (TDRs) to
 total assets                                        .00%         .00%
Ratio of NPAs and TDRs to total assets               .51%         .56%


SPREAD DATA
 Yield on loan portfolio                            4.61%        4.73%
 Yield on interest-earning investments               .93%        1.10%
 Yield on interest-earning assets                   4.54%        4.70%

 Cost of deposits                                   1.85%        1.95%
 Cost of borrowings                                 1.37%        1.45%
 Cost of funds                                      1.67%        1.78%

Yield on interest-earning assets less cost of
 funds (Primary Spread) at quarterend               2.87%        2.92%

Average Primary Spread for the quarter              2.91%        2.93%



(a) Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.
(b) Includes impairment reserve of $4.4 million, which resulted in an after-tax charge of $2.7 million.


    CONTACT: Golden West Financial Corporation
             William C. Nunan, 510-446-3614